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COOPERS                      Coopers & Lybrand L.L.P.
& LYBRAND
                             a professional services firm

                                                                     EXHIBIT 11








                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Directors of Columbia U.S. Government Securities Fund, Inc.:


We consent to the inclusion in Post-Effective Amendment No. 13 to the Registration Statement of Columbia U.S. Government Securities Fund, Inc. on Form N-1A (File No. 33-8843) of our report, dated February 12, 1998 on our audits of the financial statements and the financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants."




COOPERS & LYBRAND L.L.P.
Portland, Oregon
February 23, 1998










Coopers & Lybrand L.L.P is a member of Coopers & Lybrand International, a Swiss limited liability association.